Exhibit (n)(1)

AMENDED RULE 18f-3 PLAN

1.             A portfolio of the RBB Fund, Inc. (“Portfolio”) may issue more than one class of voting stock (“Class”), provided that:

(a)           Each such Class:

(1)           (i)  Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

(ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(2)           Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(3)           Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(4)           Shall have in all other respects the same rights and obligations as each other class.

(b)           Expenses may be waived or reimbursed by the Portfolio’s adviser, underwriter, or any other provider of services to the Portfolio.

(c)           (1)           Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the “Plan”) shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

(2)           Before any vote on the Plan or Appendix A, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

(3)           The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

(d)           A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio or another Class of the same Portfolio.  Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

Appendix A

RBB FUND

Current Distribution Fee Levels

As of December, 2011

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1
Bear Stearns Asset Management Inc.
Bear Stearns CUFS MLP Mortgage Portfolio	1 Class	XXX	No	No

BlackRock Advisors, LLC
Money Market Portfolio	Sansom Street Class	I	No	0.10%
	Bedford Class	L	0.65%	No

Bogle Investment Management L.P.
Small Cap Growth Fund	Investor Class Institutional Class	OOO NNN	No No	0.10% No

Robeco Investment Management
Robeco Boston Partners Long/Short Equity Fund	Investor Class Institutional Class	JJJ III	0.25% No	No No
Robeco Boston Partners Small Cap Value Fund II	Investor Class Institutional Class	EEE DDD	0.25% No	No No
Robeco Boston Partners All-Cap Value Fund	Investor Class Institutional Class	WW VV	0.25% No	No No
Robeco Robeco WPG Small/Micro Cap Value Fund	Institutional Class	UUU	No	0.25%
Robeco Boston Partners Long/Short Research Fund	Investor Class Institutional Class	AAAAA BBBBB	0.25% No	No No
Robeco Boston Partners Global Equity Fund	Investor Class Institutional Class	CCCCC DDDDD	0.25% No	No No
Robeco Boston Partners International Equity Fund	Investor Class Institutional Class	EEEEE FFFFF	0.25% No	No No

Marvin & Palmer Associates, Inc.
Marvin & Palmer Large Cap Growth Fund	1 Class	ZZZ	No	No

Schneider Capital Management
Schneider Small Cap Value Fund	1 Class	YY	No	No
Schneider Value Fund	1 Class	PPP	No	No

Matson Money, Inc.
Free Market U.S. Equity Fund	1 Class	BBBB	No	No
Free Market International Equity Fund	1 Class	CCCC	No	No
Free Market Fixed Income Fund	1 Class	DDDD	No	No

Perimeter Capital Management, LLC
Perimeter Small Cap Growth Fund	Investor Class I Shares Class	WWWW XXXX	0.25% No	No No

Simple Alternatives LLC
S1 Fund	I Shares R Shares	YYYY ZZZZ	No No	No No

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1
Summit Global Investments
Summit Global Investments Low Volatility Fund	A Shares	GGGGG	0.25%	No
	I Shares	HHHHH	No	No
	Retail Shares	IIIIII	0.25%	No

APPENDIX B

EXCHANGE PRIVILEGES OF THE PORTFOLIOS OF THE RBB FUND, INC.

FAMILY	Each Portfolio (Class) . . .	May Be Exchanged For Any of
Robeco Investment Funds (Institutional Classes)

Robeco Boston Partners All-Cap Value (VV)

Robeco Boston Partners Small Cap Value II (DDD)

Robeco Boston Partners Long/Short Equity (III)

Robeco WPG Small/Micro Cap Value Fund (UUU)

Robeco Boston Partners Long/Short Research Fund (BBBBB)

Robeco Boston Partners Global Equity Fund (DDDDD)

Robeco Boston Partners International Equity Fund (FFFFF)

Robeco Boston Partners All-Cap Value (VV)

Robeco Boston Partners Small Cap Value II (DDD)

Robeco Boston Partners Long/Short Equity (III)

Robeco WPG Small/Micro Cap Value Fund (UUU)

Robeco Boston Partners Long/Short Research Fund (BBBBB)

Robeco Boston Partners Global Equity Fund (DDDDD)

Robeco Boston Partners International Equity Fund (FFFFF)

Robeco Investment Funds (Investor Classes)

Robeco Boston Partners All-Cap Value (WW)

Robeco Boston Partners Small Cap Value II (EEE)

Robeco Boston Partners Long/Short Equity Fund (JJJ)Robeco Boston Partners Long/Short Research Fund (AAAAA)

Robeco Boston Partners Global Equity Fund (CCCCC)

Robeco Boston Partners International Equity Fund (EEEEE)

Robeco Boston Partners All-Cap Value (WW)

Robeco Boston Partners Small Cap Value II (EEE)

Robeco Boston Partners Long/Short Equity Fund (JJJ)

Robeco Boston Partners Long/Short Research Fund (AAAAA)

Robeco Boston Partners Global Equity Fund (CCCCC)

Robeco Boston Partners International Equity Fund (EEEEE)

Matson Money Free Market Funds (I Class)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)

Perimeter Small Cap Growth Fund (Investor and I Shares Classes)	Perimeter Small Cap Growth Fund — Investor Class (WWWW) (provided the accumulated net asset value exceeds the minimum initial investment amount for Perimeter Small Cap Growth Fund — I Shares (XXXX)	Perimeter Small Cap Growth Fund — I Shares Class (XXXX)

*     During periods when these Portfolios are closed they are not eligible for exchange with the exception of an exchange from one class of shares into another class of shares within the same Portfolio.